                THE COLUMBIA GAS SYSTEM, INC. AND SUBSIDIARIES        Exhibit 12
 Statements of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                                ($ in millions)

                                                                                         Twelve Months
                                                                                        Ended March 31,
                                                                                     -----------------------
                                                                                       1994            1993
                                                                                     -------         -------
Consolidated Income (Loss) from Continuing Operations
 before Income Taxes, Extraordinary Charges
 and Cumulative Effect of Accounting Change   . . . . . . . . . . . . . . . . .        295.8          364.6

Adjustments:
  Interest during construction  . . . . . . . . . . . . . . . . . . . . . . . .           -               -
  Distributed (Undistributed) equity income . . . . . . . . . . . . . . . . . .         (0.5)          (1.3)
  Fixed charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         79.8           15.9
                                                                                     ---------     ---------
    Earnings Available  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        375.1          379.2
                                                                                     ---------     ---------

Fixed Charges:
  Interest on long-term and short-term debt . . . . . . . . . . . . . . . . . .          2.3            4.3
  Other interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         77.5           11.6
                                                                                     ---------     ---------
    Total Fixed Charges before Adjustments *, **  . . . . . . . . . . . . . . .         79.8           15.9
                                                                                     ---------     ---------

Adjustments:
  Gain/(Loss) on reacquired debt  . . . . . . . . . . . . . . . . . . . . . . .           -               -
                                                                                     ---------     ---------
    Total Fixed Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . .         79.8           15.9
                                                                                     ---------     ---------


Ratio of Earnings Before Taxes to Fixed Charges . . . . . . . . . . . . . . . .         4.70           23.85
                                                                                     =========     =========

Preferred Stock Dividend Requirements
  Pre-income Tax Basis) . . . . . . . . . . . . . . . . . . . . . . . . . . . .           -               -
                                                                                     ---------     ---------

Total Fixed Charges and Preferred Stock Dividend
  Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         79.8           15.9
                                                                                     =========     =========

Ratio of Earnings before Taxes to Fixed Charges
  and Preferred Stock Dividends . . . . . . . . . . . . . . . . . . . . . . . .         4.70           23.85
                                                                                     =========     =========

                                                                                                     Twelve Months
                                                                                                   Ended December 31,
                                                                                        ------------------------------------
                                                                                          1993          1992          1991
                                                                                        --------      --------      --------
Consolidated Income (Loss) from Continuing Operations
 before Income Taxes, Extraordinary Charges
 and Cumulative Effect of Accounting Change   . . . . . . . . . . . . . . . . .          288.1         161.4      (1,205.8)

Adjustments:
  Interest during construction  . . . . . . . . . . . . . . . . . . . . . . . .              -             -          (3.4)
  Distributed (Undistributed) equity income . . . . . . . . . . . . . . . . . .           (0.1)         (0.1)         (2.4)
  Fixed charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          101.5          13.7         139.9
                                                                                       --------     ---------     ---------
    Earnings Available  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          389.5         175.0      (1,071.7)
                                                                                       --------     ---------     ---------

Fixed Charges:
  Interest on long-term and short-term debt . . . . . . . . . . . . . . . . . .            3.1           4.9         112.4
  Other interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           98.4           8.8          27.6
                                                                                       --------     ---------     ---------
    Total Fixed Charges before Adjustments *, **  . . . . . . . . . . . . . . .          101.5          13.7         140.0
                                                                                       --------     ---------     ---------

Adjustments:
  Gain/(Loss) on reacquired debt  . . . . . . . . . . . . . . . . . . . . . . .              -                        (0.1)
                                                                                       --------      --------     ---------
    Total Fixed Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . .          101.5          13.7         139.9
                                                                                       --------      --------     ---------


Ratio of Earnings Before Taxes to Fixed Charges . . . . . . . . . . . . . . . .           3.84          12.77        N/A(a)
                                                                                       ========      ========    ==========

Preferred Stock Dividend Requirements
  Pre-income Tax Basis) . . . . . . . . . . . . . . . . . . . . . . . . . . . .              -             -             -
                                                                                       --------     ---------     ---------

Total Fixed Charges and Preferred Stock Dividend
  Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          101.5          13.7         139.9
                                                                                       ========     =========     =========

Ratio of Earnings before Taxes to Fixed Charges
  and Preferred Stock Dividends . . . . . . . . . . . . . . . . . . . . . . . .           3.84          12.77        N/A(a)
                                                                                       ========     =========    ==========


                                                                                            Twelve Months
                                                                                          Ended December 31,
                                                                                        ----------------------
                                                                                          1990          1989
                                                                                        --------      --------
Consolidated Income (Loss) from Continuing Operations
 before Income Taxes, Extraordinary Charges
 and Cumulative Effect of Accounting Change   . . . . . . . . . . . . . . . . .          162.6         215.1

Adjustments:
  Interest during construction  . . . . . . . . . . . . . . . . . . . . . . . .          (10.0)         (4.0)
  Distributed (Undistributed) equity income . . . . . . . . . . . . . . . . . .            2.9          (3.2)
  Fixed charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          182.5         208.8
                                                                                      ---------     ---------
    Earnings Available  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          338.0         416.7
                                                                                      ---------     ---------

Fixed Charges:
  Interest on long-term and short-term debt . . . . . . . . . . . . . . . . . .          170.6         159.7
  Other interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           10.5          48.0
                                                                                      ---------     ---------
    Total Fixed Charges before Adjustments *, **  . . . . . . . . . . . . . . .          181.1         207.7
                                                                                      ---------     ---------

Adjustments:
  Gain/(Loss) on reacquired debt  . . . . . . . . . . . . . . . . . . . . . . .            1.4           1.1
                                                                                      ---------     ---------
    Total Fixed Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . .          182.5         208.8
                                                                                      ---------     ---------


Ratio of Earnings Before Taxes to Fixed Charges . . . . . . . . . . . . . . . .           1.85          2.00
                                                                                      =========     =========

Preferred Stock Dividend Requirements
  Pre-income Tax Basis) . . . . . . . . . . . . . . . . . . . . . . . . . . . .              -             -
                                                                                      ---------     ---------

Total Fixed Charges and Preferred Stock Dividend
  Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          182.5         208.8
                                                                                      =========     =========

Ratio of Earnings before Taxes to Fixed Charges
  and Preferred Stock Dividends . . . . . . . . . . . . . . . . . . . . . . . .           1.85          2.00
                                                                                      =========     =========

(a) To achieve a one-to-one coverage, the Corporation would need an additional $1,211.6 million of earnings.

 * This amount excludes approximately $209 million interest expense not recorded in the twelve months ended March 31, 1994, $227 million interest expense not recorded in the twelve months ended March 31, 1993 and $212 million, $225 million and $86 million of interest expense not recorded for 1993, 1992 and 1991. Reference is made to the Statements of Consolidated Income for the quarterly period ended March 31, 1994, as reported in Form 10-Q and to Note 2 of Notes to Consolidated Financial Statements of the Corporation's Annual Report on Form 10-K for the year ended December 31, 1993.

** This amount excludes $8.6 million and $8.6 million of interest expense not recorded with respect to the registrant's guarantee of LESOP Trust's debentures for the tweleve months ended March 31, 1994 and March 31, 1993, respectively. Also included are $8.6 million, $8.6 million, $8.8 million and $6.7 million of interest expense not recorded with respect to the registrant's guarantee of LESOP Trust's debentures for the twelve months ended December 31, 1993, 1992, 1991 and 1990, respectively. See Note 9 of Notes to Consolidated Financial Statements of the Corporation's Annual Report to Shareholders.